Exhibit 10.7

MORTGAGE PARTNERSHIP FINANCE® PROGRAM

LIQUIDITY OPTION

AND

MASTER PARTICIPATION AGREEMENT

This MORTGAGE PARTNERSHIP FINANCE® PROGRAM LIQUIDITY OPTION AND MASTER PARTICIPATION AGREEMENT (the “Agreement”) is entered into this 15th day of September, 2000, among the FEDERAL HOME LOAN BANKS that now and hereafter execute this Agreement, effective for each on the date set below such Bank’s signature (individually, an “MPF Bank” and collectively, the “MPF Banks”), each a corporation of the United States of America, and the FEDERAL HOME LOAN BANK OF CHICAGO (the “MPF Provider”), a corporation of the United States of America.

RECITALS:

WHEREAS, the MPF Provider has developed a financial services program for funding and purchasing residential mortgage loans (each such residential mortgage loan is herein called a “Loan” and collectively, they are called “Loans”) originated or sold by its members which is known as the MORTGAGE PARTNERSHIP FINANCE® (“MPF®”) Program, and those members that participate in the MPF Program are known individually as a “PFI” and collectively as “PFIs”;

WHEREAS, each of the MPF Banks has entered into a separate agreement with the MPF Provider (each a “Services Agreement”) pursuant to which the MPF Bank has agreed to make the MPF Program available to its members and the MPF Provider has agreed to provide certain services in connection with the MPF Banks’ participation in the MPF Program;

WHEREAS, certain of the MPF Banks (the Federal Home Loan Banks of Atlanta, Boston, Des Moines, New York, Pittsburgh and Topeka) have entered into a separate “Liquidity Option Mortgage Partnership Finance® Participation Agreement” with the MPF Provider;

WHEREAS, the MPF Provider and each of the MPF Banks have or propose to enter into Participating Financial Institution Agreements (“PFI Agreements”) with their respective PFIs whereby each PFI, pursuant to Master Commitments issued from time to time pursuant to its PFI Agreement (each a “Master Commitment”), will do one or more of the following from time to time:

(i)	underwrite and originate, as agent for the MPF Provider or its MPF Bank, Loans which will be funded and owned by the MPF Bank or MPF Provider, as the case may be (such loans being “Agency Loans”); or

(ii)	sell to the MPF Provider or its MPF Bank, Loans originated or purchased by the PFI which the MPF Bank or MPF Provider, as the case may be, will purchase and own (such loans being “Closed Loans”);

WHEREAS, under the terms of the Services Agreements, each of the MPF Banks may sell to the MPF Provider, and the MPF Provider may purchase, certain pro rata participation interests in the Loans funded or purchased under the MPF Bank’s Master Commitments (herein and in the Services Agreements called “MPF Provider’s Share”);

WHEREAS, under the terms of the Services Agreements, the MPF Banks have certain rights and opportunities to sell to the MPF Provider, and the MPF Provider in certain cases is obligated, or otherwise may agree, to purchase certain participation interests in Designated Loans (hereinafter defined); and

WHEREAS, the MPF Provider and MPF Banks wish to provide a framework for selling and acquiring additional participation interests among themselves in the Loans they fund or purchase under the MPF Program, and they would like the MPF Provider to provide certain operational support with respect to the transfer of, and investment in, such participation interests.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

As used herein, the following terms shall have the following respective meanings:

“Borrower” shall mean the obligor or obligors under any Loan.

“Business Day” shall mean any day that the MPF Provider is open for business.

“Clearing Account” shall mean an MPF Bank’s deposit account or accounts at the MPF Provider, pursuant to the MPF Provider’s standard agreement for such account(s) from time to time, for the clearing of debits and credits between the MPF Provider and the MPF Bank or between MPF Banks.

“Confirmation” shall mean, with respect to a Participation Interest, one or more documents exchanged between the parties, which taken together, confirm and evidence the creation of a Participation Interest. Such Confirmation shall be legally binding on the parties thereto and may be created, exchanged and entered into by any of the following means: (i) paper documents; (ii) paper documents exchanged by facsimile transmission; or (iii) by any electronic means, including electronic messaging, electronic forms on the MPF Provider’s web site, or otherwise.

“Consensual Participation” shall mean a transaction, other than (i) pursuant to a Liquidity Option Notice or (ii) a Participation Interest between the MPF Provider and a MPF Bank pursuant to the applicable Services Agreement, in which a Participation Interest is created between a Lead Bank and one or more Participant Banks.

“Credit Enhancement Fees” shall mean the fee payable each month to a PFI under the terms of and with respect to a Master Commitment subject to this Agreement.

“Designated Delivery Commitment” shall mean: (i) each Delivery Commitment entered into by the MPF Bank on any Business Day after it has given a Liquidity Option Notice to the MPF Provider or as otherwise may be provided in the MPF Bank’s Services Agreement; or (ii) each Delivery Commitment subject to a Consensual Participation between a Lead Bank and a Participant Bank.

“Designated Loan(s)” shall mean, for any Master Commitment, the Loan(s) funded or purchased under each Designated Delivery Commitment.

“Guides” shall mean, collectively, the Origination Guide and the Servicing Guide promulgated by the MPF Provider for the MPF Program, as revised from time to time.

“Lead Bank” shall mean either the MPF Provider or a MPF Bank, as the case may be, with respect to any of its Master Commitments which contains one or more Designated Delivery Commitments.

“Liquidity Option Notice” shall mean a notice to the MPF Provider that the MPF Bank elects not to issue any Delivery Commitments for the balance of the day of such notice, provided, however, that if the MPF Provider is obligated or agrees to acquire a Participation Interest in the Program Loans funded or purchased under any Delivery Commitments requested by the MPF Bank’s PFIs for the balance of that day, such Delivery Commitments will be issued in the MPF Bank’s name and the Program Loans funded or purchased thereunder will be participated to the MPF Provider pursuant to the terms of this Agreement.

“Loan Documents” for any Loan shall mean the Note, the mortgage or other security documents executed and delivered by the applicable Borrower and all other documents evidencing or securing such Loan, as the same may be amended, supplemented, modified or restated from time to time.

“Monthly Report” shall mean the report prepared by the MPF Provider and delivered to the MPF Banks on a monthly basis which may be in electronic or paper form. Such report shall, among other things, set forth the Participation Interests of the MPF Provider and the MPF Banks in Designated Loans and other Loans under a Master Commitment.

“Note” for any Loan shall mean the promissory note from the Borrower evidencing such Loan.

“Original Principal Balance” shall mean the principal balance of a Loan on the day it is funded or purchased by the MPF Bank or MPF Provider.

“Participant Bank” shall mean either the MPF Provider or any MPF Bank, as the case may be, which is the owner of a Participation Interest.

“Participant Bank’s Share” shall mean a percentage, for each Master Commitment, equal to the amount of the Participant Bank’s Participation Interest in the aggregate Original Principal Balance of the Designated Loans, if any, funded or purchased under that Master Commitment pursuant to this Agreement divided by the aggregate Original Principal Balance of all the Loans funded or purchased under the Master Commitment.

“Participant Bank’s Spread Account” shall mean, for any Master Commitment, a memo account in the amount of the Spread Account allocable to the Participant Bank’s Participation Interest in Designated Loans under that Master Commitment.

“Participation Certificate” shall mean (i) prior to the time a Master Commitment is closed or expires, the Confirmations given by or to the Lead Bank for each Designated Delivery Commitment included in such Master Commitment, and (ii) upon the closing or expiration of such Master Commitment, the recording of such Participation Interests in an electronic book entry system maintained by the MPF Provider or a participation certificate in the form of Exhibit A hereto, either of which shall conclusively evidence the Participant Bank’s Participation Interest in the Designated Loans under that Master Commitment, and the Participant Bank’s Share with regard to Residual Realized Losses under the Master Commitment, which have been transferred to the Participant Bank pursuant to this Agreement.

“Participation Interest” shall mean, for any Master Commitment having Designated Delivery Commitments, such undivided percentage interest in the Designated Loans as set forth in a Confirmation and contained in the Monthly Report, subject to the provisions of Article III of this Agreement and further subject to Realized Losses arising from all Loans in the Master Commitment being paid from the following sources:

(i)	first from the Spread Accounts on a pro rata basis until one or more are exhausted;

(ii)	next from any remaining Spread Account until all Spread Accounts are exhausted;

(iii)	next from the Credit Enhancement obligation of the PFI; and

(iv)	lastly, any Residual Realized Losses shall be shared by the parties on the following basis:

The Participant Bank shall pay an amount equal to the Residual Realized Losses multiplied by the Participant Bank’s Share. The Lead Bank shall pay the difference of the Realized Residual Losses excluding the portion payable by the Participant Bank.

“Program” shall mean the MORTGAGE PARTNERSHIP FINANCE Program of the MPF Provider, which is governed by the Origination Guide and the Servicing Guide promulgated by the MPF Provider for the Program, as they may be revised by the MPF Provider from time to time (collectively, the “Guides”), the PFI Agreements and the Master Commitments.

“Pro rata basis” when used to describe how Realized Losses will be allocated to the Spread Accounts, shall mean sharing such losses based on the ratio of each party’s Spread Account to the amount of the combined Spread Accounts for a Master Commitment, provided however, if one of the party’s Spread Account is zero, all Realized Losses shall be paid from the remaining parties’ Spread Accounts until all Spread Accounts are exhausted.

“Residual Realized Losses” means, with respect to any Master Commitment having Designated Delivery Commitments, Realized Losses as that term is defined in the Guides in excess of the sum of the Lead Bank’s Spread Account, the Participant Bank’s Spread Account and the Credit Enhancement obligation of the PFI.

Other terms used herein shall be defined as set forth in this Agreement. Any term used herein which is not so defined shall have the meaning ascribed to such term in the Services Agreement, which includes the FHLB Guide, or in the Guides.

ARTICLE II

SUBSCRIPTION PROVISIONS

2.1. PARTICIPANT BANK’S REPRESENTATIONS. Each Participant Bank enters into this Agreement upon the following representations and warranties, which shall inure to the benefit of the Lead Bank and survive the acceptance of the subscription being made hereby:

2.1.1. Investment. The Participant Bank, by the execution of this Agreement, represents and warrants that (i) the Participation Certificates to be acquired pursuant to this Agreement will be acquired solely for its own account, for investment and not with a view to the resale or distribution of any thereof; and (ii) the purchase of its Participation Interest is a legal investment for the Participant Bank under applicable laws. The Participant Bank understands that the Participation Certificates have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities or blue sky laws, and represents and warrants that if any of the Participation Certificates shall be later disposed of or encumbered in any manner, which such the Participant Bank does not now contemplate, such disposition or encumbrance shall be accomplished in a manner which does not violate, or create a potential violation of, the registration provisions of the 1933 Act and the rules and regulations thereunder, or any applicable state securities or blue sky laws.

2.1.2. Participant Bank Experience. The Participant Bank has such knowledge and experience in financial and business matters that the Participant Bank is capable of evaluating the merits and risks of investment in the Program and of making an informed investment decision. The Participant Bank understands that there are substantial risks incident to the investment in the Participation Interests. The Participant Bank has carefully reviewed and understands the risks of, and the financial and non-financial considerations relating to, the investment in the Participation Interests.

2.1.3. Participant Bank’s Risk of Loss. The Participant Bank assumes all risk of loss, except as provided in Section 3.12. of this Agreement, in connection with its Participation Interest in each PFI Agreement and each Master Commitment having Designated Delivery Commitments, as if it entered into each PFI Agreement and each Master Commitment directly with each applicable PFI, respectively, subject, however, to the allocation of Realized Losses in accordance with the terms of this Agreement.

2.1.4. No Public Market. The Participant Bank understands that there is no public or established market for the Participation Certificates. The Participant Bank has adequate means in providing for its current needs and possible future contingencies, and has no need, and anticipates no need in the foreseeable future, to sell its Participation Certificates. The Participant Bank is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, it is able to hold the Participation Certificates for an indefinite period of time and has sufficient net worth to sustain a loss of its entire investment in the Participation Certificates in the event such loss should occur.

2.1.5. Participant Bank a U.S. Person. The Participant Bank hereby certifies under penalties of perjury that the Participant Bank is not a nonresident alien for purposes of U.S. income taxation, that the tax identification numbers for all parties to this Agreement are set forth in Exhibit B and that the Participant Bank is not subject to backup withholding.

2.2. COVENANTS.

2.2.1. Funding of Participant Bank’s Participation Interest. The Participant Bank will fund its Clearing Account so that the MPF Provider will be able to transfer such funds to the Lead Bank’s Clearing Account established pursuant to the Services Agreement sufficiently from time to time to cover funding or purchase of the Lead Bank’s Designated Loans. The Lead Bank may withdraw funds from such account from time to time to fund the origination or purchase of Designated Loans subject to the terms of this Agreement.

2.2.2. Allocation to Spread Accounts. From time to time, as the Lead Bank makes allocations to the Spread Account under each Master Commitment, for any Master Commitment having Designated Loans, the amount of the Spread Account attributable to the Participant Bank’s Participation Interest in Designated Loans shall be allocated to the Participant Bank’s Spread Account.

2.2.3. Delivery of Participation Certificates. The MPF Bank will provide a Liquidity Option Notice to the MPF Provider in accordance with the Services Agreement. If the MPF Provider acquires a 100% Participation Interest in all Loans funded or purchased under Designated Delivery Commitments, then all such Loans will be Designated Loans without the need for a specific participation certificate. As provided in Section 3.10.2, the Lead Bank shall send the MPF Provider a Confirmation of a Consensual Participation.

2.2.4. Participation Provisions. The Participation Interest shall be subject to the provisions of Article III of this Agreement. The MPF Banks and the MPF Provider agree that all participation interests granted to any other parties or to another party to this Agreement, pursuant to any other participation agreement shall be subject to Participation Interests granted under this Agreement and shall be deemed to be granted after the Participation Interests granted hereunder have been granted.

2.3. PARTICIPANT BANK’S INDEMNIFICATION OBLIGATION. The Participant Bank agrees to indemnify, defend and hold harmless the Lead Bank, its affiliates and each stockholder, director, officer, employee and agent, if any, thereof from and against any and all loss, damage, liability or expense, including (without limitation) costs and reasonable attorneys’ fees and expenses, to which it may be put or which it may incur by reason of, or in connection with, any misrepresentation made by the Participant Bank in this Agreement, any breach by the Participant Bank of its warranties and/or any failure by the Participant Bank to fulfill any covenants or agreements set forth in this Agreement. All representations, warranties and covenants and the indemnification contained in this Agreement shall survive the acceptance of this subscription and the receipt of the Participation Certificates and the termination or expiration of this Agreement. The Participant Bank’s indemnification under this section does not include any loss, damage, liability or expense arising out of any litigation challenging the authority of the MPF Provider or any MPF Bank to engage in the Program.

2.4. LEAD BANK’S REPRESENTATIONS. The Lead Bank enters into this Agreement and makes the following representations, which shall inure to the benefit of the Participant Bank and survive the acceptance of the subscription being made hereby: (i) the Lead Bank is the owner of the Loans and of the Participation Interests to be sold to Participant Bank hereunder, and the Lead Bank’s interest in the Loans and the Participation has not been encumbered or hypothecated; (ii) Lead Bank has received all necessary regulatory approvals to engage in the Program; and (iii) each Participation Interest to be sold to the Participant Bank hereunder is free and clear of any adverse claim from any person or entity claiming by or through the Lead Bank.

2.5. [intentionally omitted]

2.6. LEAD BANK’S INDEMNIFICATION OBLIGATION. The Lead Bank agrees to indemnify, defend and hold harmless the Participant Bank, its affiliates and each stockholder, director, officer, employee and agent, if any, thereof from and against any and all loss, damage, liability or expense, including (without limitation) costs and reasonable attorney’s fees and expenses, to which it may be put or which it may incur by reason of, or in connection with, any misrepresentation made by the Lead Bank in this Agreement, any breach by Lead Bank of its warranties and/or any failure by the Lead Bank to fulfill any covenants or agreements set forth in this Agreement or arising out of the sale or distribution of any of the Participation Certificates by it in violation of the Securities Act of 1933, as amended, or any applicable state securities or blue sky laws. All representations, warranties and covenants and the indemnification contained in this Agreement shall survive the acceptance of this subscription and the receipt of the Participation

Certificates and the termination of this Agreement. The Lead Bank’s indemnification under this section does not include any loss, damage, liability or expense arising out of any litigation challenging the authority of the MPF Provider or any MPF Bank to engage in the Program.

ARTICLE III

PARTICIPATION PROVISIONS

3.1. PARTICIPATION INTEREST. Subject to the terms and conditions of this Agreement, the Lead Bank hereby sells and assigns to the Participant Bank, and the Participant Bank hereby purchases and accepts from the Lead Bank, a Participation Interest in its Designated Loans, the Notes and the other Loan Documents evidencing and securing such Designated Loans upon the terms and conditions stated herein as further evidenced by a Participation Certificate acknowledged by Lead Bank. THIS SALE IS MADE BY THE LEAD BANK WITHOUT RECOURSE, REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, EXCEPT AS MAY OTHERWISE BE EXPRESSLY CONTAINED HEREIN.

3.2. DISBURSEMENTS SOLELY BY LEAD BANK. Each Designated Loan shall be funded solely by the Lead Bank or the PFI, to or for the benefit of the Borrower, and not by the Participant Bank directly, or shall be purchased by the Lead Bank.

3.3. LOAN FEES. The Participant Bank shall be entitled to its Participation Interest in any loan fees received by the Lead Bank in connection with any Designated Loan (“Loan Fee”). The Lead Bank will pay such amount to the Participant Bank promptly upon the Lead Bank’s receipt of such Loan Fees. The Participant Bank shall be entitled to its Participation Interest in any prepayment premium received by the Lead Bank from the Borrower of a Designated Loan.

3.4. REVIEW OF LEAD BANK’S ACCOUNTING BOOKS AND RECORDS. From time to time upon reasonable advance request and provided the Lead Bank is not prohibited by law, regulation or court order or third party agreement, and subject to the Participant Bank’s obligations under Section 4.6.11. of this Agreement, the Participant Bank shall be entitled to review, at its cost, the accounting books and records of the Lead Bank with respect to the Program, including but not limited to, such credit information pertaining to PFIs necessary for monitoring a PFI’s ability to fulfill its obligations under the PFI Agreement, confidential PFI bank examiner’s reports, any classification by an examiner of any PFI, any PFI Agreement, any Borrower or any Loan, provided that such information related to Designated Loans or the Credit Enhancement provided for Master Commitments having Designated Delivery Commitments, on condition that only those employees or agents of the Participant Bank who have the need to know any confidential information relating to a PFI shall review such information.

3.5. PARTICIPANT BANK’S RIGHT TO ITS SHARE OF PRINCIPAL AND INTEREST PAYMENTS. After the purchase by the Participant Bank of its Participation Interest with respect to a Designated Loan and the funding of such Designated Loan to or for the benefit of the Borrower or acquisition by the Lead Bank, Participant Bank shall be entitled to its Participation Interest in all principal and interest received by Lead Bank with respect to such Designated Loan, subject to its obligation to pay its share of (i) the Credit Enhancement Fees payable under the applicable PFI Agreement, (ii) Agent Fees under the PFI Agreement, (iii) all other costs and expenses incurred or payable by the Lead Bank in respect of such Designated Loan or the Master Commitment or PFI Agreement to which such Designated Loan relates, and (iv) all Administrative Costs, as defined in Section 3.11.1 herein, however, the foregoing shall be subject to the allocation of Realized Losses as provided for in Section 3.6.9. of this Agreement. Furthermore, if at any time, all or any of the amounts payable by the Lead Bank described in clauses (i) through (iv) above shall be in excess of principal and interest received by the Lead Bank at such time, the Participant Bank will pay the Participant Bank’s Share of such amounts to the Lead Bank upon demand.

3.6. COLLECTIONS, DISBURSEMENTS TO PARTICIPANT BANK, AND ADMINISTRATION.

3.6.1. Collections of Payments by Lead Bank. Subject to the provisions of Section 3.6.5., the Lead Bank shall have the right and obligation to collect all amounts owing from the Borrower or any guarantors, third parties, or otherwise on account of each Designated Loan, including, without limitation, principal, advances to protect the collateral, interest, fees, prepayment premiums (if any), and repayment of advances in excess of the face amount of the Designated Loan, whether such sums are received directly from the Borrower, any guarantors, or any other persons, or by reason of total or partial condemnation or taking by governmental authority, proceeds or recoveries under insurance policies, payment and performance bonds (if any), title insurance policies, amounts realized by reason of any sale or operation of the collateral for the Designated Loan, or enforcement of the Loan Documents (all collectively, the “Loan Recoveries”). The MPF Provider or its designee will hold the Loan Documents in its customary fashion for this Program. The Lead Bank will receive and hold all Loan Recoveries with respect to the Designated Loan for the benefit of the Participant Bank. Except to the extent of its obligations under the preceding sentence, the Lead Bank shall have no fiduciary obligations to the Participant Bank. Notwithstanding the foregoing, the Participant Bank acknowledges that:

(a)	the Services Agreement provides for custodial services for the possession, retention and holding of the Loan Documents for the Designated Loans, and the Lead Bank shall not be responsible or liable for any act or omission of the MPF Provider or any document custodian or for the breach or violation by the MPF Provider or any document custodian of its obligations under the applicable custodial agreement; and

(b)	the Lead Bank expects that the PFIs under the PFI Agreements, or other companies selected by the MPF Provider from time to time, will service the Designated Loans and collect and hold Loan

Recoveries prior to remittance to Lead Bank, and the Lead Bank shall not be responsible or liable for any act or omission of any such PFIs or other mortgage loan servicers or for the breach or violation by any such person of its obligations under the applicable PFI Agreement or mortgage loan servicing agreement.

If the Participant Bank shall in any manner receive any payments or any other funds or property in connection with any Designated Loan (whether or not voluntary), except from the Lead Bank, the Participant Bank shall immediately notify the Lead Bank, and to the extent appropriate, transfer all or part of such receipts to the Lead Bank.

3.6.2. Distribution of Payments. Whenever the Lead Bank receives a payment of principal, interest or any other Loan Recoveries in connection with a Designated Loan, the Lead Bank shall promptly (and generally, within one Business Day) pay to the Participant Bank, in lawful money of the United States of America and in the kind of funds so received by the Lead Bank, such amounts, subject to the allocation of Realized Losses as provided in Section 3.6.9. of this Agreement; provided, however, that both the Lead Bank and the Participant Bank hereby direct the MPF Provider to transfer any amounts owed under this Agreement by debiting and crediting the Lead Bank’s and Participant Bank’s respective Clearing Accounts maintained with the MPF Provider pursuant to their respective Services Agreements and such credit shall satisfy Lead Bank’s payment obligation to the Participant Bank for such amounts. Subject to the allocation of Realized Losses as provided in Section 3.6.9. of this Agreement, the Lead Bank shall not be required to remit to the Participant Bank any amount not actually collected by the Lead Bank, whether or not the Designated Loan is then in default.

3.6.3. Rescission of Payments. If all or part of any payment of Loan Recoveries or other amounts paid to the Lead Bank is rescinded or must otherwise be returned for any reason and if the Lead Bank has paid the same to the Participant Bank, then the Participant Bank shall pay to the Lead Bank an amount equal to the amount paid to the Participant Bank which was rescinded or which must be so returned by the Lead Bank, in accordance with the provisions of the FHLB Guide referenced in and incorporated into the Services Agreement. The Participant Bank shall also pay to the Lead Bank any interest on such Loan Recoveries which was also rescinded or must be returned that the Lead Bank is obligated to pay or return to the Borrower.

3.6.4 Application of Loan Recoveries. Subject to Section 4.4 regarding reimbursement to Lead Bank of Defaulted Funds, all Loan Recoveries received by the Lead Bank in connection with a Designated Loan shall be applied in accordance with the Loan Documents unless no provision is made therein, and then in the following order of priority:

(a)	to the payment of all Administrative Costs (as defined in Section 3.11.1 herein);

(b)	to the payment of any amounts payable by Borrower pursuant to any Loan Document (other than the payment of interest or principal) and to the repayment to the Lead Bank of any amount permitted to be paid by the Lead Bank under the Loan Documents and actually paid by the Lead Bank (such as past due taxes not paid by Borrower);

(c)	to the payment of all interest due and payable on the Note; and

(d)	to the payment of principal of the Note.

3.6.5. [Intentionally Omitted]

3.6.6. Powers Granted to Lead Bank.

(a)	The Participant Bank appoints and authorizes the Lead Bank (and its agents and independent contractors) as an independent contractor, acting on behalf of the Participant Bank and without notice to the Participant Bank, to take any and all actions with respect to the Master Commitments, the PFI Agreements and the Guides, including (without limitation) the following: (i) to take or refrain from taking any action and make any determination provided herein or in the Master Commitments, the PFI Agreement or the Guides; (ii) to acquire additional security for the Credit Enhancement obligations of the PFI’s; (iii) to exercise all such powers as are incidental to any of the foregoing matters; and (iv) to exercise all powers, rights and remedies and to take all actions with respect to the Master Commitments, the PFI Agreements and the Guides.

(b)

Without limiting the foregoing, the Lead Bank may, with prior notice to but without the consent of the Participant Bank: (i) consent to or accept any cancellation or termination of any Master Commitment or PFI Agreement, or agree to a transfer or termination of any instrument now or hereafter assigned to it as security for any Master Commitment or PFI Agreement; or (ii) waive any default involving the payment of principal or interest which is an event of default under any PFI Agreement.

(c)	The Lead Bank shall exercise the appointment and authority granted under clauses (a) and (b) of this Section 3.6.6. in the same manner and with the same care that that the Lead Bank handles in own assets and as if the Lead Bank were acting for its own account.

3.6.7. Default by Borrowers or PFIs; Enforcement.

(a)	The Lead Bank and the Participant Bank, as the case may be, shall use commercially reasonable efforts to notify the other party, with reasonable promptness, of any material default under any Loan or PFI Agreement of which it becomes actually aware. Both parties are entitled to assume that no default or event which, with the giving of notice or lapse of time, or both, would constitute such a default, has occurred and is continuing unless that party (i) has actual knowledge of such default or event, or (ii) has been notified by the other party in writing that the other party considers that such a default or event has occurred and is continuing and specifies the nature thereof.

(b)	The Lead Bank shall be entitled to take whatever action in its sole discretion it deems appropriate to enforce the rights and remedies accruing on account of such default that the Lead Bank believes in good faith must be taken immediately without an opportunity for consultation in order to protect and preserve the value of any security held for a Designated Loan or for the protection of life, limb or property. The costs and expenses related to such action shall be included in Realized Losses.

(c)	If any Borrower or PFI fails to pay taxes, assessments, insurance premiums or any other charges or expenditures for which such Borrower is responsible under the applicable Loan Documents for Designated Loans, the Lead Bank may advance the necessary amounts or make such expenditures. Such advances and expenses shall be included in Realized Losses. The Lead Bank shall cause the servicer to use commercially reasonable efforts to recover from the applicable Borrower all advances and expenses that are the responsibility of such Borrower under the applicable Loan Documents, but making such efforts shall not be a precondition to including such advances and expenses in Realized Losses.

3.6.8. Retention of Counsel. If, in the Lead Bank’s judgment, attorneys should be retained for the protection of its interests and those of any Participant Bank, including (without limitation) in connection with actual or threatened litigation, the Lead Bank may employ counsel to represent either or both the Lead Bank and the Participant Bank in connection with the Designated Loan, provided that any such representation of the Participant Bank shall be subject to the prior written consent of the Participant Bank. The Lead Bank shall take commercially reasonable steps to cause the Borrower or the PFI (as the case may be) to pay the fees and expenses of such counsel in accordance with the Loan Documents or the PFI Agreement, but all such costs and expenses, whether or not the Lead Bank has sought or received reimbursement from the Borrower or the PFI, shall be included in Realized Losses. If the Lead Bank later receives reimbursement therefor from Borrower or the PFI, the Lead Bank shall share such amounts with the Participant Bank on a pro rata basis. The Lead Bank acknowledges that any claim or action against the Lead Bank with respect to a Designated Loan also affects the Participant Bank as the owner of its Participation Interest.

3.6.9. Allocation of Realized Losses. Notwithstanding the transfer of the Participation Interest in the Designated Loans of any Master Commitment to the Participant Bank, the Lead Bank and Participant Bank acknowledge that their respective Spread Accounts must be charged to cover any Realized Losses for that Master Commitment whether arising from Designated Loans or not, and further that all Realized Losses occurring after exhaustion of both Spread Accounts shall be paid from the Credit Enhancement obligation of the PFI on a first come, first paid basis. In addition, the parties acknowledge and agree that Residual Realized Losses shall be shared as provided in the definition of Participation Interest in Article I of this Agreement. The MPF Provider and MPF Banks hereby agree in the event that a Master Commitment becomes subject to this Agreement which pertains to a product other than Original MPF, the methodology for sharing the credit enhancement for such Master Commitment shall be as set forth in the Master Commitment and in the Participation Certificate for such Master Commitment. The administration of Realized Losses under this Agreement is illustrated in Exhibit C to this Agreement which is incorporated herein.

3.7. TERMINATION OF THE PARTICIPANT BANK’S RIGHT TO ACQUIRE ADDITIONAL PARTICIPATION INTERESTS. At such time as the Services Agreement expires or terminates, the Participant Bank’s right to acquire Participation Interests in Designated Delivery Commitments will terminate; provided, however that no such termination shall be effective with respect to any unfunded Designated Delivery Commitments existing on or prior to the date of such termination.

3.8. INTEREST IN LOAN DOCUMENTS.

3.8.1. Proportional Interest. Upon payment by the Participant Bank of the amounts due from the Participant Bank pursuant to Section 2.2, the Participant Bank shall thereupon, without the necessity of any written instrument of assignment or document, become vested with its Participation Interest. Upon such payment, the respective interests of the Participant Bank and the Lead Bank in the Loan Documents and the other rights and claims of the Lead Bank with respect to the Designated Loans shall be as provided in this Agreement. If the Lead Bank acquires, directly or indirectly, an ownership interest due to the purchase, foreclosure or other realization of any security interest in or lien granted by any of the Loan Documents, the Participant Bank shall have a Participation Interest in such ownership interest subject only to the allocation of Realized Losses as provided in Section 3.6.9. of this Agreement, notwithstanding that title is taken in the name of the Lead Bank (or its nominee or designee, including, without limitation, the applicable PFI) alone. The Participant Bank and the Lead Bank agree that the other party shall not be liable or responsible to the Participant Bank or Lead Bank, as the case may be, for any loss upon the enforcement of any Designated Loan or any loss or liability incurred by virtue of the Lead Bank (or its nominee or designee) acquiring, holding or disposing of any title to or interest in any security for any Designated Loan, as long as the Participant Bank or the Lead Bank, as the case may be, acts with respect to such Designated Loan in the same manner as it would act with respect to its own assets.

3.8.2. Documents and Third Parties. All original Loan Documents shall be held in accordance with the terms of the Services Agreement. The Participant Bank authorizes any third person, without inquiry as to whether any action by the Lead Bank is authorized hereunder, to deal with the Lead Bank concerning any Designated Loan in the same manner as if the Participant Bank did not own its Participation Interest and the Lead Bank was the sole owner of the Designated Loan.

3.8.3. Other Collateral for Loans. The Lead Bank holds for its own and the Participant Bank’s benefit all collateral described in the Loan Documents directly securing performance and payment of the Borrower’s and any guarantor’s obligations and liabilities under the Designated Loan. The Participant Bank, however, shall have no interest in any (i) other property taken as security for any other credit, loan or financial accommodation made or furnished to Borrower or any guarantor by the Lead Bank in which the Participant Bank has no Participation Interest; (ii) property now or hereafter in the Lead Bank’s possession or under the Lead Bank’s control other than by reason of the Designated Loan Documents; or (iii) deposits or other indebtedness which may be or might become security for performance or payment of any of Borrower’s or any guarantor’s obligations and liabilities under the Designated Loan by reason of the general description contained in any instrument other than the Loan Document held by the Lead Bank or by reason of any right of setoff, counterclaim, banker’s lien or otherwise. If, however, such property, deposit, indebtedness or the proceeds thereof shall actually be applied to the payment or reduction of principal, interest, fees, commissions or any other amounts owing by Borrower to the Lead Bank in connection with the Designated Loan, then the Participant Bank shall be entitled to have the same applied to the Designated Loan.

3.8.4. Collateral for Credit Enhancement. The Lead Bank holds for its and the Participant Bank’s proportional benefit the proceeds of all collateral provided from time to time by PFIs under their respective PFI Agreements, Master Commitments and the Guides securing performance and payment of certain credit enhancement obligations of the respective PFIs under the PFI Agreements, but only to the extent such proceeds are applied to cover Realized Losses (as defined in the Guides) incurred by the Lead Bank in Designated Loans. The Participant Bank shall not share in any such collateral to the extent it secures obligations of any PFI with respect to any Master Commitment in which the Participant Bank does not have a Participation Interest.

3.9. BOOKKEEPING ENTRIES. The MPF Provider shall provide general ledger entries to the Lead Bank and the Participant Bank which shall reflect their respective interests in each Master Commitment having Designated Loans, including the Participation Interest with respect to the Designated Loans and the Participation Share of the Participant Bank for each such Master Commitment.

3.10. PARTICIPATION CERTIFICATES AND REPORTS.

3.10.1. Reports. The MPF Provider shall furnish to each MPF Bank, with respect to its interests, from time to time various reports regarding the PFI Agreements and the Master Commitments, including (without limitation):

(a)	Updated Participation Certificates as Master Commitments close or expire;

(b)	Monthly Reports regarding the Designated Loans, including (without limitation) monthly payments, aggregate outstanding balances of Designated Loans with respect to each applicable Master Commitment and balances in the Participant Bank’s Spread Account.

The Lead Bank may furnish such reports in such manner (including, without limitation, electronically) as the Lead Bank may provide from time to time. To the extent that such information is based upon information received from third parties (including, without limitation, PFIs and mortgage loan servicers), the Lead Bank shall have no responsibility with respect to the authenticity, validity, accuracy or completeness thereof. The MPF Provider and each Participant Bank shall treat all such information as Confidential Information of the Lead Bank and subject to the terms of Section 4.6.11. of this

Agreement. The Participant Bank agrees not to distribute any such information received from the Lead Bank or the MPF Provider (or copies thereof) to any person or entity, except (i) as required by law or by order of any court or regulatory agency; (ii) to the Federal Housing Finance Board; or (iii) to Participant Bank’s external auditor.

3.10.2. MPF Provider Administration.

(a) Upon receipt of a Confirmation with respect to a new Consensual Participation from a Lead Bank, the MPF Provider agrees to enter the Participant Bank’s Share of the Participant Bank or Participant Banks named on such Confirmation in the percentages shown on the Confirmation with respect to the Designated Loans to be funded or purchased under all Delivery Commitments subsequently issued under the Master Commitment, into the MPF Program origination system. Such Confirmation shall constitute the order of both or all parties to the MPF Provider to treat the Participant Bank’s Share as the Participant Bank’s or Participant Banks’ respective pro rata interest(s) in the Designated Loans funded or purchased under all Delivery Commitments subsequently issued under the Master Commitment, for the purposes of (i) debiting and crediting the MPF Banks’ Clearing Accounts with the MPF Provider, (ii) providing MPF Program reports, a Monthly Report and loan level information to the Lead Bank and the Participant Bank indicating their respective interests with respect to Master Commitments having Designated Loans and (iii) providing services under the applicable Services Agreement with respect to the subject Designated Loans.

(b) The MPF Banks hereby direct the MPF Provider to debit and credit the MPF Banks’ Clearing Accounts in the same fashion as the MPF Provider does for its own Participation Interests, to effectuate the funding of Consensual Participations and the disbursement of funds to the Participant Banks with respect to their respective Participant Bank’s Share in the Designated Loans. The MPF Banks hereby authorize the MPF Provider to send general ledger entries to the MPF Banks’ general ledgers by means of electronic file reports to reflect the Participant Bank’s Participation Interests and the MPF Provider’s Participation Interests, if any, in the Designated Loans funded or purchased under the Master Commitment.

(c) It is understood and agreed that the MPF Provider’s systems track loan level pro rata participation interests in Designated Loans with respect to the obligation to fund the Designated Loans, to pay fees with respect thereto and to receive payments of principal and interest, provided, however, that Realized Losses arising with respect to Designated Loans may only be shared by all investors on a Master Commitment level rather than loan level. Realized Losses shall be allocated and administered by the MPF Provider at the Master Commitment level and shared among the MPF Banks owning Participation Interests in the Designated Loans and the MPF Provider, on a pro rata basis based on the original amounts funded under such Master Commitment, as more particularly described in Section 3.6.9 of this Agreement.

(d) The MPF Provider shall have the right to rely on any Confirmation in dealing with the MPF Banks, including without limitation, in debiting and crediting their respective Clearing Accounts. The MPF Banks agree to indemnify, defend and hold harmless the MPF Provider, its affiliates and each stockholder, director, officer, employee and agent, if any, thereof from and against any and all loss, damage, liability or expense, including (without limitation) costs and reasonable attorneys’ fees and expenses, to which it may be put or which it may incur by reason of, or in connection with, for the collection, payment or transfer of cash or other funds to, from or among the MPF Banks, except those arising (i) from the MPF Provider’s negligence or willful misconduct, or (ii) with respect to the MPF Provider’s own Participation Interest granted pursuant to the applicable Services Agreement or this Agreement.

3.11. COSTS AND EXPENSES.

3.11.1. Administrative Costs. The Participant Bank shall, immediately upon demand, indemnify and reimburse the Lead Bank for the Participant Bank’s Participation Interest of any and all liabilities, costs, expenses and disbursements (collectively, “Administrative Costs”) which may be incurred or paid by the Lead Bank under or in connection with any Designated Loan or any of the Loan Documents, or any amendment, modification, supplement, restatement or waiver of any thereof, or in any action taken by the Lead Bank to collect the liabilities created under or in connection with such Designated Loan or Loan Documents or to enforce or protect any collateral for any such liabilities (including, without limitation, under Section 3.6.6), for which the Lead Bank has not previously been reimbursed by or on behalf of the applicable Borrower or PFI. Administrative Costs shall include any Agent Fees payable under the PFI Agreements (to the extent the Participant Bank has not paid the same in accordance with Section 3.5 above). However, if the Lead Bank is later reimbursed by any applicable Borrower or PFI or any other obligor for any such expenses, the Lead Bank shall reimburse the Participant Bank according to the Participant Bank’s Participation Interest. Further, the parties do not expect the Lead Bank to incur more than nominal Administrative Costs given the services to be provided to the Lead Bank under the Services Agreement.

3.11.2. Costs of Enforcement. Any and all liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys’ fees and other legal expenses) incurred by the Lead Bank or the Participant Bank in any effort to collect any amounts payable hereunder by the other party to the Lead Bank or the Participant Bank, as the case may be, shall be paid by the defaulting party upon demand of the collecting party whether or not suit is filed, together with interest thereon from the date due until paid at the Default Rate (hereinafter defined).

3.11.3. Payment through Clearing Account. To effect payment of any amount owed by the Participant Bank under this Section 3.11, the Lead Bank shall draw against the Participant Bank’s Clearing Account from time to time (whether or not any such draw shall cause the balance in the Participant Bank’s Clearing Account to become negative). In the event that any withdrawal from the Participant Bank’s Clearing Account shall cause the balance in such account to become negative, such deficit shall be governed by the provisions of Section 4.4.

3.11.4. Certain Costs Excluded. Subject to the provisions of Section 3.11.2., no party hereto is responsible for any other party’s attorney’s fees or any other expenses in connection with the negotiation and execution of this Agreement; provided, however that this provision shall not limit the obligations of any PFI, the Lead Bank or the Participant Bank to reimburse the Lead Bank or Participant Bank for attorneys’ fees or any other expenses as required by the applicable PFI Agreement or this Agreement, respectively.

3.12. EXCULPATIONS.

(a) Neither the Lead Bank nor any of its shareholders, directors, officers, employees or agents shall be liable to the Participant Bank for any obligation, undertaking, act or judgment of any Borrower, any PFI, any guarantor or any other person, or for any error of judgment or any action taken or omitted to be taken by the Lead Bank (except for any liability of the Lead Bank, but only to the extent that the same arises directly and solely from negligence or willful misconduct by the Lead Bank. Without limiting the generality of the foregoing, the Lead Bank (a) may consult with legal counsel, accountants, financial advisers and other consultants and experts reasonably selected by the Lead Bank and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel and advisers; (b) shall incur no liability under or in respect of any such agreement, document or collateral by acting upon any notice by telephone or otherwise, or writing (including, without limitation, telex and telegraphic communication) reasonably believed by the Lead Bank to be genuine and to be signed or sent by the proper party or person; (c) shall not be responsible for any warranty or representation made in or in connection with any PFI Agreement, Master Commitment, the Guides, the Program, any Loan or any of the Loan Documents, or for the financial condition of any Borrower, any PFI, any guarantor or any other person, or for the value of any collateral, or for the observance or performance of any obligations of Borrower, any PFI, any guarantor or any other person or entity; and (d) makes no warranty or representation (except as provided in Section 2.4) and shall not be responsible for the due execution, validity, enforceability, sufficiency or collectibility of any PFI Agreement, Master Commitment, the Guides, the Program, any Loan or any of the Loan Documents.

(b) Neither the Participant Bank nor any of its shareholders, directors, officers, employees or agents shall be liable to the Lead Bank for any obligation, undertaking, act or judgment of any Borrower, any PFI, any guarantor or any other person, or for any error of judgment or any action taken or omitted to be taken by the Participant Bank (except for any liability of the Participant Bank, but only to the extent that the same arises directly and solely from negligence or willful misconduct by the Participant Bank, or be bound to ascertain or inquire as to the performance or observance of any provision of any PFI Agreement, Master Commitment, the Guides, the Program, any Loan or any of the Loan Documents. Without limiting the generality of the foregoing, the Participant Bank (a) may consult with legal counsel, accountants, financial advisers and other consultants and experts reasonably selected by the Participant Bank and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel and advisers; (b) shall incur no liability under or in respect of any such agreement, document or collateral by acting upon any notice by telephone or otherwise, or writing (including, without limitation, telex and telegraphic communication) reasonably believed by the Participant Bank to be genuine and to be signed or sent by the proper party or person; (c) shall not be responsible for any warranty or representation made by PFIs in or in connection with any PFI Agreement, Master Commitment, the Guides, the Program, any Loan or any of the Loan Documents, or for the financial condition of any Borrower, any PFI, any guarantor or any other person, or for the value of any collateral, or for the observance or performance of any obligations of Borrower, any PFI, any guarantor or any other person or entity; and (d) makes no warranty or representation (except as provided in Section 2.1) and shall not be responsible for the due execution, validity, enforceability, sufficiency or collectibility of any PFI Agreement, Master Commitment, the Guides, the Program, any Loan or any of the Loan Documents.

3.13. UNCONDITIONAL OBLIGATIONS. The Participant Bank and the Lead Bank agree that their respective obligations under this Agreement are, and at all times and in all events shall be, absolute, irrevocable and unconditional and shall not be affected by any intervening circumstances occurring after the date hereof or by, among other things, any of the following:

(a)	any act or omission of any kind by any PFI, any Borrower, any guarantor or any other person (except for a breach by the other party); or

(b)	any set-off, counterclaim or defense to payment which the Participant Bank or Lead Bank may have or have had against the other party unrelated to this Agreement; or

(c)	the existence of any event of default hereunder or under any of the Loan Documents, PFI Agreements, Master Commitments, the Guides or any other agreement (except this Agreement), instrument or document referred to in or executed and delivered pursuant to any thereof; or

(d)	any change of any kind whatsoever in the financial position or creditworthiness of the Lead Bank, the Participant Bank, any Borrower, any PFI, any guarantor or any other person.

3.14. CREDIT ENHANCEMENT FEES. Certain products offered under the Program provide for performance-based Credit Enhancement Fees. Because the Participation Interests in a Master Commitment are subject to change until the Master Commitment is filled or expires and thereafter, different Designated Delivery Commitments may experience different prepayment rates, then it is possible that the Lead Bank or the Participant Bank might incur Realized Losses which may be recovered by the reduction of future Credit Enhancement Fees in a different proportion than the parties subsequent obligations to pay Credit Enhancement Fees to the PFI. In such an event, any excess Credit Enhancement Fee shall be allocated among the Lead Bank and the Participant Bank to offset previously incurred Realized Losses rather than be paid to the PFI. For example, if only the Lead Bank incurred $10,000 of Realized Losses in the prior month with respect to a Master Commitment, and in the current month the Credit Enhancement Fee otherwise payable to the PFI would be $12,000 of which $9,000 is attributable to the Lead Bank’s interest in the Master Commitment and $3,000 is attributable to the new Participation Interest of the Participant Bank, the Participant Bank shall pay the PFI a $2,000 Credit Enhancement Fee and the Lead Bank the balance of $ 1,000. The administration of Credit Enhancement Fees under the Agreement is illustrated in Exhibit C to this Agreement.

3.15. MPF BANK’S PARTICIPATION AUTHORITY. A MPF Bank, acting in the capacity of a Lead Bank, may grant a Participation Interest to one or more Participant Banks notwithstanding that the subject Delivery Commitment is also subject to a Liquidity Option Notice exercised by the Lead Bank. The Confirmation shall specify the Participation Interest transferred to the MPF Provider pursuant to the Liquidity Option Notice and the Participation Interest transferred to one or more MPF Banks and shall conform to any requirements set forth in the FHLB Guide. Any provisions in any Services Agreement or other document between the MPF Provider and any MPF Bank which would contravene this section are hereby superseded but this Section shall not be construed to alter or expand any provisions pertaining to the issuance of a Liquidity Option Notice under a Services Agreement.

ARTICLE IV

GENERAL

4.1. AUTHORIZATION AND ENFORCEABILITY REPRESENTATIONS. Each of the MPF Banks and the MPF Provider each hereby represents to the other parties hereto that (i) all necessary corporate and other action has been taken to authorize it to execute, and to perform its obligations under, this Agreement, and (ii) this Agreement is the legal, valid and binding obligation of such party, enforceable against it.

4.2. ASSIGNMENT BY LEAD BANK AND PARTICIPANT BANK. The rights of the Lead Bank and the Participant Bank to subparticipate, transfer or assign to any other person or entity, all or any portion of the Participant Bank’s rights and obligations hereunder or of the Lead Bank’s interests in the Program Loans shall be subject to the terms of the applicable Services Agreement. Notwithstanding any other provision contained in this Agreement, the Lead Bank shall retain at least a ten percent (10%) interest in the balance of each Master Commitment having Designated Delivery Commitments.

4.3. OTHER TRANSACTIONS BETWEEN LEAD BANK AND PFI’S. The Lead Bank may accept deposits from, lend money to, and generally engage in any kind of business with any PFI, any guarantor and their subsidiaries, owners, partners and affiliates, if any (collectively, “PFI Affiliates”) and any person who may do business with or own interests in any of them. The Participant Bank shall have no interest in any property taken as security for any other loans or any credits extended to any PFI or any of PFI Affiliates by the Lead Bank except pursuant to the PFI Agreements. Nothing herein shall in any manner be deemed to limit or preclude the right of the Lead Bank to enter into any such other arrangements or to exercise any rights or remedies available in connection therewith, including (without limitation) the exercise of any right of set-off or other rights available as a matter of law.

4.4. PARTICIPANT BANK’S DEFAULT. If the Participant Bank shall default in or otherwise fail to meet its obligations to provide funds pursuant to Section 2.2 (such funds being referred to as “Defaulted Funds”), then the Lead Bank may advance funds to the PFI or the Borrower in an amount not exceeding the amount of such Defaulted Funds. If the Lead Bank makes any such advance, then the Participant Bank shall immediately reimburse the Lead Bank upon demand. Any sums due from the Participant Bank to the Lead Bank (including, without limitation, Defaulted Funds and the Participant Bank’s Share of costs and expenses under Section 3.11) shall: (i) accrue interest, payable upon demand, at such rate as specified in the applicable Services Agreement (“Default Rate”); and (ii) shall be paid in full, together with interest thereon, from any moneys (including, without limitation, all payments of principal, interest, expenses or fees, whether obtained from or on behalf of the Borrower, voluntarily or otherwise) which would have been payable to the Participant Bank in the absence of the Participant Bank’s default, prior to the Participant Bank’s receiving such moneys. In addition, the Lead Bank may draw against funds from the Clearing Account from time to time to satisfy the Participant Bank’s obligations under this Section 4.4 (whether or not any such withdrawal shall cause the balance in the Participant Bank’s Clearing Account to become negative) upon giving the Participant Bank concurrent notice. Such payments to the Lead Bank shall be first applied to accrued interest and then to the repayment of the amounts initially owed to the Lead Bank. The Participant Bank shall remain obligated to fund all other amounts under this Agreement. The Lead Bank’s remedies and rights under this Agreement are cumulative and concurrent and in addition to every other available right, power or remedy at law or in equity.

4.5. LEAD BANK’S DEFAULT. Any sums due from the Lead Bank to the Participant Bank shall be payable upon demand and shall accrue interest, payable upon demand, at the Default Rate. In addition, the Participant Bank may draw against funds from the Lead Bank’s Clearing Account from time to time to satisfy the Lead Bank’s obligations under this Section 4.5 (whether or not any such withdrawal shall cause the balance in the Lead Bank’s Clearing Account to become negative) upon giving the Lead Bank concurrent notice. In such event, the provisions of the applicable Services Agreement shall be applicable. Such payments to the Participant Bank shall be first applied to accrued interest and then to the repayment of the amounts initially owed to the Participant Bank. The Lead Bank shall remain obligated to fund all other amounts under this Agreement. The Participant Bank’s remedies and rights under this Agreement are cumulative and concurrent and in addition to every other available right, power or remedy at law or in equity.

4.6. MISCELLANEOUS.

4.6.1. Notices. Whenever notice is required under this Agreement or by applicable law, it must be given as described in this section. All demands, notices and communications under this Agreement shall be in writing and shall be delivered in person or sent by certified United States mail, postage prepaid, return receipt requested or sent by electronic mail or by facsimile transmission or sent through a nationally recognized overnight delivery service, addressed at the applicable party’s address. Any such notice shall be deemed delivered upon the earlier of actual receipt and, in the case of notice by United States mail, three Business Days after deposit with the United States post office, and in the case of notice by overnight courier, the Business Day immediately following the date so deposited with the overnight delivery service.

4.6.2. Addresses. For purposes of this Agreement, the addresses, facsimile numbers and the electronic transmission information for the parties are as set forth below their respective signatures to this Agreement. Any such change must be given in writing and given in accordance with the provisions of Section 4.6.1, but shall be effective only upon actual receipt.

4.6.3. Effect of Agreement and Relationship of Parties. (a) This Agreement does not affect any relationships created pursuant to the applicable Services Agreement or any other participation agreements, except that any Master Commitments having Designated Loans will be governed by this Agreement and all other Master Commitments will be governed by the terms of the applicable Services Agreement. The Lead Bank will have no obligation or responsibility or fiduciary duty to the Participant Bank except as specifically stated herein. The execution of this Agreement, the performance of the terms or provisions hereof, and the performance or exercise of any obligations or rights pursuant hereto (including, without limitation, the Participant Bank’s purchase of and ownership interest in its Participation Interest in any Designated Loan and any Loan Documents) shall not cause the Participant Bank to be deemed the owner, holder, purchaser or seller of any security (as that term is defined in the Securities Act of 1933 or the Securities Exchange Act of 1934) issued, owned, purchased or sold by the Lead Bank, either as principal or as agent for the Borrower. The Participant Bank is purchasing and acquiring legal and equitable ownership of its Participation Interest in the Designated Loans and is not making a loan to the Lead Bank, and no debtor-creditor relationship exists between them as a result of this Agreement. This Agreement constitutes the entire agreement among the parties, and no representation, promise, inducement or statement of intent has been made by any of the parties which is not embodied in this Agreement.

(b) This Agreement supersedes the following agreements as of the date of this Agreement:

Liquidity Option Mortgage Partnership Finance Program Participation Agreements, between the MPF Provider and the following parties, dated as shown:

Party	Date
Federal Home Loan Bank of Atlanta	June 14, 2000
Federal Home Loan Bank of Boston	August 16, 2000
Federal Home Loan Bank of Des Moines	November 1, 1999
Federal Home Loan Bank of New York	January 13, 2000
Federal Home Loan Bank of Pittsburgh	April 30, 1999
Federal Home Loan Bank of Topeka	May 2, 2000

4.6.4. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

4.6.5. Governing Law. This Agreement shall be a contract made under, and governed in every respect by, the internal laws (and not the conflicts law) of the State of Illinois.

4.6.6. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

4.6.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns (subject to Section 4.2).

4.6.8. Waivers and Amendments. No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment to, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless in writing and executed and delivered by all of the parties hereto; provided, however, that the MPF Provider may amend, modify or waive any provisions of the Guides from time to time to the extent provided in the applicable Services Agreement.

4.6.9. References to Sections, Exhibits and Agreement; Captions. Unless otherwise indicated either expressly or by context, any reference in this Agreement to a “Section” or “Exhibit” shall be deemed to refer to a Section of or Exhibit to this Agreement. All references herein to this “Agreement” shall, as of any time after the date hereof, be deemed to include all amendments hereto which have been made prior to such time in accordance with Section 4.6.8. Article and Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

4.6.10. Mediation of Disputes; Jurisdiction, Venue and Service of Process.

(a) No party to this Agreement shall institute a proceeding before any tribunal to resolve any controversy or claim arising out of or relating to the Agreement, or the breach, termination or invalidity thereof (a “Dispute”), before such party has sought to resolve the Dispute through a Dispute review. The president of each party, or his or her designee, involved in a Dispute shall meet (by conference call or in person at a mutually agreeable site) to endeavor to resolve any Dispute. If the Dispute cannot be resolved, the parties agree to submit the Dispute to mediation and to do their best to select a mutually acceptable mediator. If the parties do not promptly agree on a mediator, either party may request the sitting Chief Judge of the United States District Court in Washington D.C. to appoint a mediator. All mediation proceedings under the Agreement shall be held in Washington, D.C. or such other location as the parties may agree upon. If the mediator is unable to facilitate a settlement of the Dispute within a reasonable time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and the complaining party may then pursue any other remedy available to it at law or in equity. The fees and expenses of the mediator shall be shared equally by the parties to the mediation.

(b) Each party hereto consents to the exercise of jurisdiction over its person and its property by any court of competent jurisdiction situated in the State of Illinois (whether it be a court of the State of Illinois or a court of the United States of America situated in Illinois) for the enforcement of this Agreement or in any other controversy, dispute or question arising hereunder, and the parties hereby waive any and all personal or other rights to object to such jurisdiction for such purposes; provided, that any Dispute over which a federal court would have jurisdiction must be litigated only in federal court. Each party hereto, for itself and its successors and assigns, hereby waives any objection which it may have to the laying of venue of any such action, suit or proceeding in any such court; provided, that the provisions of this paragraph shall not be deemed to preclude any other appropriate forum. If such litigation is commenced at any time, each party agrees that service of process may be made, and personal jurisdiction over such party obtained, by service of a copy of the summons, complaint and other pleadings required to commence such litigation by United States certified or registered mail, return receipt requested, addressed to such party at its address for notices as provided in this Agreement. Each party hereto waives all claims of lack of effectiveness or error by reason of any such service.

4.6.11. Confidentiality. Except as may be required by law, or as may occur as a result of the operation of law, or as may be requested by any regulatory authority having authority over the parties, each of the parties agrees to maintain the confidentiality of all confidential information furnished to the party hereunder or in connection with the Loans, except that no party will have any obligation of confidentiality with respect to information that may be generally available to the public, or becomes generally available to the public through no fault of that party. Each party shall use the confidential information only in connection with the underwriting, administration and enforcement of the Loans and this Agreement.

4.6.12. Specific Performance. The parties hereto recognize and agree that it may be impossible to measure in money the damages which will accrue to any party hereto or its successors or assigns by reason of a failure to perform any of the obligations arising under this Agreement. Therefore, if a party or its successors or assigns shall institute any action or proceeding to enforce any provision hereof, any party against whom such action or proceeding is brought hereby agrees that specific performance may be sought and obtained for any breach of this Agreement, without the necessity of proving actual damages.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the dates first above written.

MPF PROVIDER:

FEDERAL HOME LOAN BANK OF CHICAGO

By:	/s/ KENNETH L. GOULD
Kenneth L. Gould Executive Vice President

Address:	111 East Wacker Drive, Suite 700 Chicago, Illinois 60601 Attention: Mr. Kenneth L. Gould Executive Vice President

Facsimile No.: (312) 565-5855

Electronic Transmission: kgould@fhlbc.com

Dated: September 15, 2000

MPF BANK:

FEDERAL HOME LOAN BANK OF ATLANTA

By:
[name & title]

By:
[name & title]

Address:	[ ]
[ ]
Attention:	[ ]
Facsimile No.:	( )

Electronic Transmission:

Dated:

MPF BANK:

FEDERAL HOME LOAN BANK OF BOSTON

By:	/s/ MICHAEL L. WILSON
Michael L. Wilson, Senior Executive Vice President

By:
[name & title]

Address:	[ ]
[ ]
Attention:	[ ]

Facsimile No.:	( )

Electronic Transmission:

Dated:

MPF BANK:

FEDERAL HOME LOAN BANK OF CINCINNATI

By:
[name & title]

By:
[name & title]

Address:	[ ]
[ ]
Attention:	[ ]

Facsimile No.:	( )

Electronic Transmission:

Dated:

MPF BANK:

FEDERAL HOME LOAN BANK OF DALLAS

By:	/s/ PAUL JOINER - SVP
[name & title]

By:	/s/ HARVEY SIMON - SVP
[name & title]

Address:	[ ]
[ ]
Attention:	[ ]

Facsimile No.:	( )

Electronic Transmission:

Dated: 9-20-2000

MPF BANK:

FEDERAL HOME LOAN BANK OF DES MOINES

By:
[name & title]

By:
[name & title]

Address:	[ ]
[ ]
Attention:	[ ]

Facsimile No.:	( )

Electronic Transmission:

Dated:

MPF BANK:

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/ MARTIN HEGER, PRESIDENT & CEO
[name & title]

By:	/s/ PAUL J. WEAVER
[name & title]

Address:	[ ]
[ ]
Attention:	[ ]

Facsimile No.:	( )

Electronic Transmission:

Dated: 9/22/2000

MPF BANK:

FEDERAL HOME LOAN BANK OF NEW YORK

By:	/s/ HAROLD J. FLETCHER
Harold J. Fletcher Executive Vice President and Chief Operating Officer

By:	/s/ JAMES A. GILMORE
James A. Gilmore Senior Vice President

Address:	7 World Trade Center, 22nd Floor New York, New York 10048

Attention:	Harold J. Fletcher, EVP and COO

Facsimile No.:	(212) 608-4006

Electronic Transmission: fletcher@fhlbny.com

Dated: December , 2000

MPF BANK: FEDERAL HOME LOAN BANK OF PITTSBURGH

By:	/s/ CRAIG C. HOWIE
Craig C. Howie

By:	/s/ RENEE PFENDER
Renee Pfender

Address: [ ]
[ ]
Attention: [ ]

Facsimile No.: ( )

Electronic Transmission: _______________

Dated: January 23, 2004

MPF BANK: FEDERAL HOME LOAN BANK OF SAN FRANCISCO

By:	/s/ DEAN SCHULTZ
Dean Schultz President and CEO

Address:	600 California Street San Francisco, CA 94120

Attention:	Jennifer Burlison

Facsimile No.: (415) 616-2626

Electronic Transmission: burlisj@fhlbsf.com

Dated: April 5, 2001

MPF BANK:

FEDERAL HOME LOAN BANK OF SEATTLE

By:
[name & title]

By:
[name & title]

Address:	[ ]
[ ]
Attention:	[ ]

Facsimile No.: ( )

Electronic Transmission: _______________

Dated:

MPF BANK: FEDERAL HOME LOAN BANK OF TOPEKA

By:	/S/ FRANK M. TIERNAN

Frank M. Tiernan, Ph.D. Senior Vice President and Treasurer

Address:	2 Townsite Plaza 120 S.E. Sixth Avenue, 2nd Floor Topeka, KS 66603 Attention: Frank M. Tiernan, Ph.D.

Facsimile No.:	(785) 234-1796

Electronic Transmission:	Frank.Tiernan@FHLBTopeka.com

Dated:	September 29, 2000

SCHEDULE I

to Participation Certificate

issued by

Federal Home Loan Bank of

dated                     , 200

in favor of

Federal Home Loan Bank of

Identification and Fundings of Designated Loans under the Master Commitment

[Identify the Master Commitment to which

the Participation Certificate relates,

including the names of the applicable PFI and

the description of the Designated Delivery Commitments, Designated Loans,

and the calculation of the MPF Provider’s Share, if any.]

EXHIBIT A

PARTICIPATION CERTIFICATE

                     , 200

ISSUED TO:

FEDERAL HOME LOAN BANK OF _____________

_______________________

_______________________

Attention: _______________________________

Re: Mortgage Partnership Finance® Program Liquidity Option and Master Participation Agreement dated as of September 15, 2000 (herein, as it may be modified or amended from time to time, the “Agreement”) among the Federal Home Loan Bank of Chicago (the “MPF Provider”), the Federal Home Loan Bank of                      (the “MPF Bank”) and other Federal Home Loan Banks named therein, and that certain Master Commitment No.                      dated                     .

Dear Sir/Madam:

Please refer to the Agreement. All capitalized but undefined terms used herein shall have the same respective meanings as in the Agreement.

Pursuant to the Agreement, we acknowledge receipt of your funding of the origination of the Designated Loans under the above referenced Master Commitment as set forth on Schedule I and the attachments thereto.

This certificate evidences your Participation Interest in the Designated Loans under the Master Commitment in the amount set forth on the attachments.

FEDERAL HOME LOAN BANK OF

By:

Title:

EXHIBIT B TO

MORTGAGE PARTNERSHIP FINANCE® PROGRAM

LIQUIDITY OPTION

AND MASTER PARTICIPATION AGREEMENT

LIST OF TAX IDENTIFICATION NUMBERS

Federal Home Loan Bank of Atlanta	56-6000442
Federal Home Loan Bank of Boston	04-6002575
Federal Home Loan Bank of Dallas	71-6013989
Federal Home Loan Bank of Des Moines	42-6000149
Federal Home Loan Bank of Indianapolis	35-6001443
Federal Home Loan Bank of New York	13-6400946
Federal Home Loan Bank of Pittsburgh	25-6001324
Federal Home Loan Bank of Topeka	48-0561319

EXHIBIT C TO

MORTGAGE PARTNERSHIP FINANCE® PROGRAM

LIQUIDITY OPTION

AND MASTER PARTICIPATION AGREEMENT

SCENARIO OF REALIZED LOSS SHARING

FOR A

SAMPLE MASTER COMMITMENT

Master Commitment Analysis

Pool Background Information

Master Commitment Analysis

Pool Background Information

How are allocations made to

the First Loss Account?

The FLA conceptually is

allocated

$200,000 per Delivery

Commitment, divided by the

participation percentage...

Master Commitment Analysis

Pool Background Information

Lead Bank FLA Allocation:

	Pct	FLA	FLA Share
DC1 -	75%	$200,000	$150,000
DC2 -	75%	$200,000	$150,000
DC3 -	0%	$200,000	$0
DC4 -	50%	$200,000	$100,000
DC5 -	25%	$200,000	$50,000

Total:	45%	$1,000,000	$450,000

Master Commitment Analysis

Pool Background Information

Participant Bank 1 FLA Allocation:

        [Chicago]

	Pct	FLA	FLA Share
DC1 -	25%	$200,000	$50,000
DC2 -	25%	$200,000	$50,000
DC3 -	100%	$200,000	$200,000
DC4 -	25%	$200,000	$50,000
DC5 -	25%	$200,000	$50,000

Total:	40%	$1,000,000	$400,000

Master Commitment Analysis

Pool Background Information

Participant Bank 2 FLA Allocation:

	Pct	FLA	FLA Share
DC1 -	0%	$200,000	$0
DC2 -	0%	$200,000	$0
DC3 -	0%	$200,000	$0
DC4 -	25%	$200,000	$50,000
DC5 -	25%	$200,000	$50,000

Total:	10%	$1,000,000	$100,000

Master Commitment Analysis

Pool Background Information

Participant Bank 3 FLA Allocation:

	Pct	FLA	FLA Share
DC 1 -	0%	$200,000	$0
DC2 -	0%	$200,000	$0
DC3 -	0%	$200,000	$0
DC4 -	0%	$200,000	$0
DC5 -	25%	$200,000	$50,000

Total:	5%	$1,000,000	$50,000

Master Commitment Analysis

Loss Scenario No. 1

Master Commitment Analysis

Loss Scenario No. 1

$50,000 Realized Loss in June, after DC 3

	MC Pct	FLA (After Loss)	Share of Loss
Lead -	50%	$275,000	$25,000
Part 1 -	50%	$275,000	$25,000
Part 2 -	0%	$0	$0
Part 3 -	0%	$0	$0

Total:		$550,000	$50,000

Applied pro rata based on percentage interest of each FHLB in MC at the time of loss.

Master Commitment Analysis

Loss Scenario No. 1

Credit Enhancement Fee payable in August, after DC 4

($80m x 10 bps = $80,000 /12 mo = $6,667)

	MC Pct	Share of Fee
Lead -	50.00%	$3,334
Part 1 -	43.75%	$2,917
Part 2 -	6.25%	$417
Part 3 -	0%	$0

Total:	100%	$6,667

Normal fees payable if no loss.

Master Commitment Analysis

Loss Scenario No. 1

Reflecting Losses

Credit Enhancement Fee payable in August, after DC 4

($80m x 10 bps = $80,000 /12 mo = $6,667)

	MC Pct	Fee Offset	Payment to PFI
Lead -	50.00%	$3,543	$0
Part 1 -	43.75%	$3,126	$0
Part 2 -	6.25%	$417 / 2	$0
Part 3 -	0%	Cash fees paid by ‘Part:2’ are paid to the Lead and ‘Part:1’ as offset to June losses.

Total:	100%

Master Commitment Analysis

Loss Scenario No. 2

Master Commitment Analysis

Loss Scenario No. 2

Credit Enhancement Fee payable in month 18, after

DC 5 (9% loans) prepays by 50%.

MC Balance = $90M

Percent MC Ownership

	Before Prepay		After Prepay
Lead -	45/100 or	45%	42.5/90 or	47.22%
Part 1 -	40/100 or	40%	37.5/90 or	41.67%
Part 2 -	10/100 or	10%	7.5/90 or	8.33%
Part 3 -	5/100 or	5%	2.5/90 or	2.78%

Master Commitment Analysis

Loss Scenario No. 2

Credit Enhancement Fee payable in month 18, after

DC 5 (9% loans) prepays by 50%.

($90m x 10 bps = $90,000 /12 mo = $7,500)

	MC Pct	Share of Fee
Lead -	47.22%	$3,542
Part 1 -	41.67%	$3,125
Part 2 -	8.33%	$625
Part 3 -	2.78%	$209

Total:	100%	$7,500

Master Commitment Analysis

Loss Scenario No. 3

Year 10 of Pool - amortization has reduced principal

by 10%, higher rate DCs have prepayments...

Master Commitment Analysis

Loss Scenario No. 3

Year 10 of Pool - amortization has reduced principal

by 10%, higher rate DCs have prepayments...

...and we have a $50,000 Realized Loss in Year 10

Master Commitment Analysis

Loss Scenario No. 3

$50,000 Realized Loss in Year 10

	Original MC Pct	Current MC Pct	Current FLA Balance	Share of Loss	New FLA Bal
Lead -	45%	53.8%	$425,000	$22,500	$402,500
Part 1 -	40%	42.3%	$375,000	$20,000	$355,000
Part 2 -	10%	3.9%	$100,000	$5,000	$95,000
Part 3 -	5%	0.0%	$50,000	$2.500	$47,500

Total:			$950,000	$50,000	$900,000

Even though Part 3 DC is fully prepaid, Part 3 shares in loss because loss sharing is at MC level.

Master Commitment Analysis

Loss Scenario No. 3

CE Fee payable in month after $50,000 Realized Loss

($58.5m x 10 bps = $58,500 /12 mo = $4,875)

	Original MC Pct	Current MC Pct	Share of Fee
Lead-	45%	53.8%	$2,623
Part 1 -	40%	42.3%	$2,062
Part 2 -	10%	3.9%	$190
Part 3 -	5%	0.0%	$0

Total:			$4,875

Master Commitment Analysis

Loss Scenario No. 3

CE Fee available to offset $50,000 Realized Loss in following month

($58.5m x 10 bps = $58,500 /12 mo = $4,875)

	Current MC Pct	CE Fees are paid based on ownership percent CE Fees are paid to Part 2 & 3 from Lead and Part 1 to offset losses taken in prior period	Fee Offset (pro rata adjustment)
Lead -	53.8%		$2,194
Part 1 -	42.3%		$1,950
Part 2 -	3.9%		$488
Part 3 -	0.0%		$244

Total:			$4,875

Master Commitment Analysis

Loss Scenario No. 3

CE Fee (paid)/received in month after $50,000 Realized Loss

($58.5m x 10 bps = $58,500 /12 mo = $4,875)

	Current MC Pct	Net CE Fee* $
Lead -	53.8%	$(429)
Part 1 -	42.3%	$(112)
Part 2 -	3.9%	$298
Part 3 -	0.0%	$244

*	Inter FHLB adjustment — no fees paid to PFI.